Exhibit 5.1
August 22, 2022
American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, Iowa 50266
American Equity Investment Life Holding Company
Registration Statement on Form S-3
Ladies and Gentlemen:
I am the Vice President, Associate General Counsel and Assistant Secretary of American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and have acted as counsel to the Company in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) senior or subordinated debt securities of the Company (the “Debt Securities”), which may be issued in one or more series, under the Senior Amended and Restated Indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association, as trustee, or the Subordinated Amended and Restated Indenture, dated as of April 22, 2004, between the Company and U.S. Bank National Association, as trustee, respectively (collectively, the “Indentures”), which are filed as exhibits to the Registration Statement, (ii) shares of preferred stock, par value $1 per share, of the Company (the “Preferred Stock”), which may be issued in one or more series, (iii) shares of common stock, par value $1 per share, of the Company (the “Common Stock”), (iv) depositary shares each representing a fractional share of Preferred Stock and evidenced by depository receipts (the “Depositary Shares”), and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more banks or trust companies to be named in the applicable Depositary Agreement, (v) warrants to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities, Depositary Shares or securities of third parties or other rights (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (vi) purchase contracts of the Company (the “Purchase Contracts”) obligating the holders thereof to purchase from or sell to the Company, and obligating the Company to sell to or purchase from such holders, a specified number of shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (vii) purchase units of the Company (the “Purchase Units”), each consisting of a Purchase Contract and Debt Securities, shares of Preferred Stock or debt obligations of third parties, including U.S. treasury securities, or other securities, securing the holders’ obligations to purchase or to sell the securities under the applicable Purchase Contracts, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein, and (viii) such indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Depositary Shares, Debt Securities or Warrants or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Purchase Contracts, Purchase Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions stated herein, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the following:
(1).the Registration Statement;
(2).a specimen certificate representing the Common Stock;
(3).the Articles of Incorporation of the Company, as amended to date and in effect on the date hereof (the “Articles of Incorporation”);

(4).the Third Amended and Restated Bylaws of the Company, as in effect on the date hereof (the “Bylaws”); and
(5).certain resolutions of the Board of Directors of the Company, adopted on August 25, 2022.
I have also examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.
In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, the authenticity of the originals of such copies, the accuracy and completeness of all corporate records made available to me by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by me. As to any facts relevant to the opinions stated herein, I have with your agreement relied upon statements and representations of officers and other representatives of the Company and on information obtained from public officials.

My opinion set forth herein is limited to: (i) the Iowa Business Corporation Act (the “IBCA”); and (ii) such other laws of the State of Iowa that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement with respect to the offer and sale of the Securities and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as the “Opined-On Law”). I do not express any opinion with respect to the law of any jurisdiction other than the Opined-On Law or as to the effect of the law of any jurisdiction other than the Opined-On Law on the opinions herein stated. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the Opined-On Law, as in effect on the date hereof, notwithstanding that the Opined-On Law is subject to change with possible retroactive effect. For avoidance of doubt, I express no opinion on the securities or blue sky laws of any state or jurisdiction, including the State of Iowa. I am admitted to practice law (house counsel license) in the State of Iowa. As used herein, “Transaction Agreements” means the Indentures and any supplemental indentures thereto, the Warrant Agreements, the Depositary Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements and any applicable underwriting or purchase agreement.
The opinions stated in paragraphs 1 and 2 below presume that all of the following (collectively, the “General Conditions”) shall have occurred prior to the issuance of the

Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such Securities has been prepared, delivered and filed with the Commission in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations, including Rule 415 under the Securities Act, and solely in conformity with the Registration Statement, any amendment thereto, and the applicable prospectus supplement and as contemplated by the applicable corporate action; and (vi) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the Articles of Incorporation and Bylaws of the Company so as not to violate any applicable law, the Articles of Incorporation of the Company or the Bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that:
1.With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the General Conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted articles of amendment that amend the Articles of Incorporation to establish the series, powers, designations, rights and preferences of such Offered Preferred Stock (the “Articles of Amendment”), (c) the filing of the Articles of Amendment with the Secretary of State of the State of Iowa has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the ICBA representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the IBCA and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1 per share of Preferred Stock.
2.With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the General Conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the IBCA representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the IBCA and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1 per share of Common Stock.
In addition, in rendering the foregoing opinions, I have assumed that:
(1).the choice of New York law to govern the applicable Transaction Agreements is a valid and legal provision;

(2).the Company has and will have complied with all aspects of the laws of Iowa in connection with the transactions contemplated by the Registration Statement;
(3).the Articles of Incorporation, the Bylaws and the IBCA shall not have been amended so as to affect the validity of the issuance and sale of any Securities;
(4).there shall be sufficient shares of Preferred Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance; and
(5).there shall be sufficient shares of Common Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance.
My conclusions are limited to the matters expressly set forth as my “opinion” herein, and no opinion is implied or is to be inferred beyond the matters expressly so stated. Such opinion is given as of the date hereof, and I expressly decline any undertaking to revise or update such opinion subsequent to the date hereof or to advise you of any matter arising subsequent to the date hereof that would cause me to modify, in whole or in part, such opinion.
I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the inclusion of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration

Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.
Very truly yours,
/s/ Mark A. Schuman
Mark Schuman
Vice President, Associate General Counsel and Assistant Secretary
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